Exhibit 99.1
Cyclerion Announces Reverse Stock Split

CAMBRIDGE, Mass., May 15, 2023 (GLOBAL NEWSWIRE) - Cyclerion Therapeutics, Inc. (the “Company”, “Cyclerion Therapeutics”, “Cyclerion”) (Nasdaq: CYCN) announced today that it will effect a reverse stock split of its outstanding shares of common stock at a ratio of 1-for-20, effective as of 5:00 p.m. Eastern Time on May 15, 2023. The reverse stock split was approved by the Company’s stockholders at its annual meeting of stockholders held on May 15, 2023, with the final ratio determined by the Company’s board of directors.

As a result of the reverse stock split, each twenty shares of the Company’s issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock. The Company’s shares of common stock will begin trading on a split-adjusted basis under a new CUSIP number 23255M204 on The Nasdaq Capital Market commencing upon market open on May 16, 2023 under the existing symbol “CYCN.” Outstanding equity-based awards and other outstanding equity rights will be proportionately adjusted. No fractional shares will be issued as a result of the reverse stock split. Stockholders who would otherwise be entitled to a fractional share of common stock will instead receive cash in lieu of fractional shares based on $0.2232, the closing sale price of the common stock as reported in the Wall Street Journal on May 12, 2023. Immediately after the reverse stock split becomes effective, there will be approximately 2,176,244 shares of common stock issued and outstanding.

About Cyclerion Therapeutics

Cyclerion Therapeutics is a clinical-stage biopharmaceutical company on a mission to develop treatments for serious diseases. Cyclerion’s portfolio includes novel sGC stimulators that modulate a key node in a fundamental signaling network in both the CNS and the periphery. The multidimensional pharmacology elicited by the stimulation of sGC has the potential to impact a broad range of diseases. Zagociguat is a CNS-penetrant sGC stimulator that has shown rapid improvements across a range of endpoints reflecting multiple domains of disease activity, including mitochondrial disease-associated biomarkers. CY3018 is a CNS-targeted sGC stimulator in preclinical development that preferentially localizes to the brain and has a pharmacology profile that suggests its potential for the treatment of neuropsychiatric diseases and disorders. Cyclerion has entered into a definitive agreement to sell zagociguat and CY3018 to a new private company formed by certain current Cyclerion shareholders and new investors who have agreed to invest $81M to advance these assets. The transaction is subject to approval by Cyclerion shareholders. Praliciguat is a systemic sGC stimulator that is licensed to Akebia and being advanced in rare kidney disease. Olinciguat is a vascular sGC stimulator that the Company intends to out-license for cardiovascular diseases. For more information about Cyclerion, please visit https://www.cyclerion.com/ and follow us on Twitter (@Cyclerion) and LinkedIn (www.linkedin.com/company/cyclerion).

Forward Looking Statement

Certain matters discussed in this press release are “forward-looking statements”. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should”, “positive” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. In particular, the Company’s statements regarding the assessment of the best combination of capital, capabilities, and transactions  available to it resulting in the Company pursuing a transaction or that any transaction, if pursued, will be completed on attractive terms, the success of any such potential transactions in delivering any future value to the Company, the sufficiency of any expected revenues to provide liquidity and capital resources to pursue any of our go-forward business plans regarding any product candidate, the potential for zagociguat in the treatment of mitochondrial diseases, the potential for CY3018 in the treatment of CNS diseases, the potential for olinciguat in the treatment of cardiovascular and cardiopulmonary diseases, the potential for any successful development of any of our assets, and other trends and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the success of any transactions in delivering any future value to the company, our ability to succeed with any go-forward business, the sufficiency of any expected proceeds to provide liquidity and capital resources to pursue any of our go-forward business plans regarding any product candidate (including without limitation our ability to fund additional clinical trials); any ability to successfully demonstrate the efficacy, safety and therapeutic effectiveness of any product candidate; any results of clinical studies not necessarily being indicative of or supported by the final results of subsequent clinical trials; the timing of and ability to pursue, obtain and maintain U.S. Food and Drug Administration (“FDA”) or other regulatory authority approval of, or other action with respect to, product candidates; the Company’s ability to successfully defend its intellectual property or obtain necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company’s license agreements; the acceptance by the market of the product candidates, if approved; and other factors, including general economic conditions and regulatory developments, not within the Company’s control. The factors discussed herein could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance.

Investors and Media Inquiries

Cyclerion Investor Relations
Phone: 857-327-8778
Email: IR@cyclerion.com

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